Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:
Heide Erickson
Capella Education Company
612.977.5172
Heide.Erickson@capella.edu

Media Contact:
Mike Buttry
Capella Education Company
612.977.5499
Mike.Buttry@capella.edu

Capella Education Company Reports Fourth Quarter and
Full Year 2012 Results

MINNEAPOLIS, Feb. 12, 2013 - Capella Education Company (NASDAQ: CPLA), a provider of online post-secondary education, primarily through its wholly owned subsidiary Capella University, today announced financial results for the three months and year ended Dec. 31, 2012.

“We are encouraged by our progress in stabilizing new enrollment growth, improving learner persistence and strengthening Capella's competitive position,” said Kevin Gilligan, chairman and chief executive officer. “Most importantly, we are gaining traction as we execute our strategy to drive affordability, speed-to-competency and certainty of outcomes for our learners to differentiate Capella. While the overall market environment remains challenging, our improving position heading into 2013 gives us confidence that we are on the right path to return to total enrollment and revenue growth.”

For the three months ended Dec. 31, 2012:

•	Revenues were $107.0 million, compared to $110.0 million in the fourth quarter of 2011, a decrease of 2.7 percent.

•	Capella University total active enrollment decreased 3.6 percent to 36,329 and new enrollment increased by 0.6 percent from fourth quarter 2011.

•	Operating income was $15.1 million, compared to $18.9 million for the same period in 2011. Operating margin was 14.1 percent, compared to 17.2 percent for the fourth quarter 2011.

•	Net income attributable to Capella Education Company for the fourth quarter of 2012 was $8.6 million, compared to $12.1 million for the same period in 2011.

•
Diluted net income per share was $0.68, compared to $0.85 for the same period in 2011. The Company recorded a valuation allowance on foreign deferred income taxes that reduced diluted net income per share by $0.05 for the fourth quarter of 2012.

For the fiscal year ended Dec. 31, 2012:

•	Revenues decreased by 1.9 percent to $421.9 million, compared to $430.0 million for the same period in 2011.

•	Operating income for 2012 was $59.4 million, or 14.1 percent of revenue, compared to $80.1 million, or 18.6 percent of revenue during 2011.

•	Net income was $36.5 million or $2.76 per diluted share outstanding, compared to $52.1 million or $3.40 per diluted share for 2011.

•	Capella University average quarterly total enrollment growth decreased by 4.1 percent compared to 2011.

•	Total Capella University new enrollment for 2012 increased 0.5 percent, compared to a 32.0 percent decrease in 2011.

Starting with the fourth quarter 2012, the Company is reclassifying its financial statements by, among other changes, adding the “admissions advisory” expense line. The result of these changes in classifications only impacted operating expenses and did not impact revenue, operating or net income. Additional details were provided in the Form 8-K filed with the Securities and Exchange Commission on Feb. 7, 2013. Historical financial tables in the new format and changes from the previous presentation are also available on our website at www.capellaeducation.com in the investor relations section under financial tables.

Balance Sheet and Cash Flow

As of Dec. 31, 2012, the Company had cash, cash equivalents, and marketable securities of $115.5 million, compared to $127.0 million at Dec. 31, 2011, and no debt for the same periods.

Cash flow from operating activities for 2012 was $64.8 million compared to $80.3 million in 2011.

Share Repurchase

The Company repurchased approximately 1.5 million shares of Capella stock for total consideration of $51.4 million in fiscal year 2012. In the fourth quarter 2012, the Company repurchased approximately 411,000 shares of Capella stock for total consideration of $12.6 million. The remaining authorization as of the end of the fourth quarter was $8.3 million.

Outlook

For the first quarter ending March 31, 2013, Capella University new enrollment growth is expected to be up about 5 percent compared to first quarter 2012. Total enrollment is expected to decline by about 3 to 4 percent and consolidated revenue is expected to decline by about 4.5 to 5.5 percent compared to first quarter 2012.

The consolidated operating margin is anticipated to be approximately 12 to 13 percent of total revenue for the first quarter of 2013 compared to 16.4 percent in the same period last year. The year-over-year change is primarily related to the anticipated decrease in Capella University's total enrollments.

“2013 will be about execution, increasing market share and continued improvements to drive more consistent, sustained growth,” said Steve Polacek, senior vice president and chief financial officer. “We will continue investing in learner success, further driving Capella's differentiation and diversification while diligently managing costs, as we position Capella for long-term sustainable growth and shareholder returns.”

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to our future prospects and our expectations regarding our revenues, enrollment, and operating performance, and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management's good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause the company's actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances arising after such date.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with U.S. Department of Education rules, including those regarding incentive compensation; maintaining our business in accordance with regional and specialized accreditation standards and state regulatory and program approval requirements; changes in the administration, funding and availability for Title IV programs; responding to any additional governmental inquiries into our financial aid practices; attracting and retaining high quality, academically prepared learners; updating and expanding the content of existing programs and developing new programs; the review of our business and financial aid practices by governmental authorities, including changes in applicable federal and state laws and regulations and accrediting agency policies; responding to requests for information and complaints from the Minnesota Office of Higher Education and other states; maintaining and expanding existing commercial relationships with employers and developing new such relationships; effectively instituting changes in our marketing and brand management approach and with the use of aggregators; improving our learner cohort retention rate; improving our conversion rates; keeping up with advances in technology important to the online learner experience; successfully identifying and integrating acquisitions; complying with regulations applicable to our international operations; managing operational challenges with acquired entities; using business technology to accurately store, process and report relevant data; effectively implementing cost reductions in our business; managing increases in our expenses; and managing risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company's results to differ materially from those contained in its forward-looking statements are included under, among others, the heading "Risk Factors" in our most recent Form 10-K and Form 10-Qs on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.

Conference Call

Capella will discuss its fourth quarter 2012 results and outlook during a conference call scheduled today, Feb. 12, 2013, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial 866.385.4179 (domestic) or 702.928.7882 (international) at 8:50 a.m. (ET), conference ID# 85649196. The webcast, including the accompanying presentation, will be available on the Capella Education

Company Web site at www.capellaeducation.com. A replay of the call will be available starting on Feb. 12, 2013 through Feb. 19, 2013, at 855.859.2056 (domestic) or 404.537.3406 (international), conference ID# 85649196. It will also be archived at www.capellaeducation.com in the investor relations section for 60 days.

About Capella Education Company

Founded in 1991, Capella Education Company is a leader in online education, primarily through our wholly owned subsidiary Capella University, a regionally accredited* online university. In addition, Capella Education Company offers online education through Resource Development International Ltd. (RDI), an independent provider of United Kingdom (UK) university distance learning qualifications. Capella Education Company also owns an innovative startup company called Sophia (http://www.sophia.org) - a social teaching and learning platform that integrates education with technology.

Capella University offers online graduate degree programs in business, counseling, education, health administration, homeland security, human resource management, human services, information technology, nonprofit management and leadership, nursing, psychology, public administration, public health, public safety, and social work, and bachelor's degree programs in business, information technology, nursing, psychology, and public safety. These academic programs are designed to meet the needs of working adults, combining high quality, competency-based curricula with the convenience and flexibility of an online learning format. Currently, Capella University offers 43 graduate and undergraduate degree programs with 145 specializations. More than 36,000 learners were enrolled as of Dec. 31, 2012, with about 75 percent of learners enrolled in graduate degree programs. For more information about Capella Education Company, please visit http://www.capellaeducation.com. For more information about Capella University, please visit http://www.capella.edu or call 1.888.CAPELLA (227.3552).

Resource Development International Ltd. partners with a number of the top 100 universities in the UK to develop, validate and deliver UK higher education qualifications, predominantly through online courses. For more information, visit http://www.rdi.co.uk.

Sophia is a first-of-its-kind social education platform that offers students many ways to learn by making free, credible, academic content available to anyone, anywhere, at anytime. The site offers tens of thousands of tutorials created by hundreds of teachers and experts that are taught in a variety of ways. The platform further enhances the learning process by offering quizzes, assessing learning preferences and providing learning paths. For more information, visit www.sophia.org.

*Capella University is accredited by The Higher Learning Commission and is a member of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org. Capella University, Capella Tower, 225 South Sixth Street, Ninth Floor, Minneapolis, MN 55402, 1.888.CAPELLA (227.3552), http://www.capella.edu.

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CAPELLA EDUCATION COMPANY
Consolidated Balance Sheets
(In thousands, except par value)

	As of December 31,
	2012	2011
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$93,220	$61,977
Marketable securities	22,279	65,067
Accounts receivable, net of allowance of $6,231 at December 31, 2012 and $5,789 at December 31, 2011	15,900	18,239
Prepaid expenses and other current assets	11,124	12,493
Deferred income taxes	3,481	3,452
Total current assets	146,004	161,228
Property and equipment, net	45,240	50,713
Goodwill	16,970	16,980
Intangibles, net	4,674	6,552
Total assets	$212,888	$235,473
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,798	$8,977
Accrued liabilities	26,392	29,306
Income taxes payable	—	2,427
Deferred revenue	9,651	7,769
Total current liabilities	41,841	48,479
Deferred rent	4,150	4,215
Other liabilities	6,425	6,425
Deferred income taxes	8,370	12,575
Total liabilities	60,786	71,694

Redeemable noncontrolling interest	—	1,180

Shareholders’ equity:
Common stock, $0.01 par value: Authorized shares — 100,000; Issued and Outstanding shares — 12,393 at December 31, 2012 and 13,882 at December 31, 2011	124	139
Additional paid-in capital	97,716	103,900
Accumulated other comprehensive income (loss)	(22)	307
Retained earnings	54,284	58,253
Total shareholders’ equity	152,102	162,599
Total liabilities and shareholders’ equity	$212,888	$235,473

CAPELLA EDUCATION COMPANY
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(Unaudited)
Revenues	$107,001	$109,983	$421,890	$430,043
Costs and expenses:
Instructional costs and services	49,388	46,061	191,947	173,404
Marketing and promotional	24,276	25,606	100,809	103,973
Admissions advisory	7,493	7,351	30,151	31,607
General and administrative	10,737	10,785	39,600	37,790
Reduction of workforce	—	1,305	—	3,167
Total costs and expenses	91,894	91,108	362,507	349,941
Operating income	15,107	18,875	59,383	80,102
Other income (expense), net	(41)	337	(45)	1,811
Income before income taxes	15,066	19,212	59,338	81,913
Income tax expense	6,417	7,333	23,047	30,370
Net income	8,649	11,879	36,291	51,543
Net loss attributable to noncontrolling interest	—	178	186	572
Net income attributable to Capella Education Company	$8,649	$12,057	$36,477	$52,115
Net income attributable to Capella Education Company per common share:
Basic	$0.69	$0.85	$2.77	$3.42
Diluted	$0.68	$0.85	$2.76	$3.40
Weighted average number of common shares outstanding:
Basic	12,575	14,212	13,156	15,241
Diluted	12,645	14,264	13,220	15,314

CAPELLA EDUCATION COMPANY
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December, 31
	2012	2011
Operating activities	(Unaudited)
Net income	$36,291	$51,543
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	17,310	10,565
Depreciation and amortization	29,255	24,165
Amortization of investment discount/premium	692	2,049
Impairment of property and equipment	1,150	35
Loss (gain) on disposal of property and equipment	81	(30)
Share-based compensation	4,880	4,883
Excess tax benefit from share-based compensation	(69)	(248)
Deferred income taxes	(3,584)	2,516
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	(14,979)	(13,789)
Prepaid expenses and other current assets	2,586	(3,424)
Accounts payable and accrued liabilities	(6,296)	(612)
Income tax payable	(4,306)	1,559
Deferred rent	(65)	750
Deferred revenue	1,882	342
Net cash provided by operating activities	64,828	80,304
Investing activities
Capital expenditures	(23,278)	(29,587)
Proceeds from the sale of property and equipment	303	—
Payment for acquisition, net of cash acquired	—	(12,640)
Redemption of noncontrolling interest	(1,576)	—
Purchases of marketable securities	(13,887)	(3,500)
Sales and maturities of marketable securities	55,545	51,442
Net cash provided by (used in) investing activities	17,107	5,715
Financing activities
Excess tax benefit from share-based compensation	69	248
Net proceeds from exercise of stock options	628	1,634
Repurchases of common stock	(51,418)	(103,375)
Net cash used in financing activities	(50,721)	(101,493)
Effect of foreign exchange rates on cash	29	35
Net increase (decrease) in cash and cash equivalents	31,243	(15,439)
Cash and cash equivalents at beginning of year	61,977	77,416
Cash and cash equivalents at end of year	$93,220	$61,977
Supplemental disclosures of cash flow information
Income taxes paid	$30,947	$26,340
Noncash transactions:
Purchase of equipment included in accounts payable and accrued liabilities	$472	$348

CAPELLA EDUCATION COMPANY
Other Information

	December 31,
Capella University Enrollment by Degree (a):	2012	2011	% Change
PhD/Doctoral	11,023	11,619	(5.1)%
Master's	15,596	17,049	(8.5)%
Bachelor's	8,800	8,489	3.7%
Other	910	547	66.4%
Total	36,329	37,704	(3.6)%

(a) Enrollment as of December 31, 2012 and 2011 is the enrollment as of the last day of classes for the quarter ended December 31, 2012 and 2011, respectively.